EXHIBIT 99.1

BAM! ENTERTAINMENT ANNOUNCES FISCAL FIRST QUARTER RESULTS

San Jose, Calif. -- November 14, 2003 -- BAM! Entertainment(R) (NASDAQ: BFUN), a developer and publisher of interactive entertainment software, today reported results for its fiscal first quarter ended September 30, 2003.

The company reported net revenues for the fiscal first quarter of $1.4 million, a decrease of 84% from net revenues of $8.7 million for the same quarter of the prior fiscal year. The operating loss for the quarter was $1.6 million and net loss for the quarter was $1.7 million, equivalent to 11 cents per share. In the same quarter of the prior year, the company sustained an operating loss of $8.2 million and a net loss of $8.4 million, equivalent to 58 cents per share.

During the quarter ended September 30, 2003, the company delivered to Acclaim Entertainment (NASDAQ: AKLM) Wallace & Gromit in Project Zoo on three platforms for distribution in Europe. This distribution commenced in October 2003. Project Zoo is the first product released under the company's agreement with Oscar award winning Aardman Animation Studio. In the same quarter of the prior fiscal year the company released six new products in both the US and Europe. The company released Wallace & Gromit in Project Zoo in North America on three platforms in October 2003.

The company also completed in October 2003 the sale of 1,850,000 shares of its common stock and warrants to purchase another 1,665,000 shares of its common stock, resulting in gross proceeds of $1.8 million in a private offering to institutional and accredited investors. The company also granted the investors additional investor rights to purchase an additional 1,111,625 shares of its common stock at $0.96 per share and warrants to purchase another 1,000,462 shares of its common stock.

"Continued cost cutting in advance of shipping key products in our fiscal second quarter and the holiday season have resulted in a much narrower loss in the fiscal first quarter compared to prior quarters," said Ray Musci, Chief Executive Officer of BAM! Entertainment. "We continue to work towards getting BAM! back onto a growth track and we believe we are now a leaner organization with a much clearer product focus. In addition, the private placement demonstrates confidence in the future of BAM! in a very dynamic market and increasingly competitive environment."

During the quarter ended September 30, 2003, the company also entered into a $3.2 million inventory and receivables financing facility.

Key titles currently slated for release during the remainder of calendar year 2003, in addition to Wallace & Gromit, include the first release of Carmen Sandiego for next generation consoles and an action-adventure game based on the popular Cartoon Network(TM) franchise The Powerpuff Girls(TM).

About BAM! Entertainment, Inc.
Founded in 1999 and based in San Jose, California, BAM! Entertainment, Inc. is a developer, publisher and marketer of interactive entertainment software worldwide. The company develops, obtains, or licenses properties from a wide variety of sources, including global entertainment and media companies, and publishes software for video game systems, wireless devices, and personal computers. The company's common stock is publicly traded on NASDAQ under the symbol BFUN. More information about BAM! and its products can be found at the company's web site located at www.bam4fun.com.

Financial Contact:    BAM! Entertainment, Inc.
                      Stephen Ambler
                      Chief Financial Officer
                      Tel.:  (408) 298-7500
                      E-mail:  sambler@bam4fun.com

This release contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about BAM! Entertainment's business, which are derived in part on assumptions of its management, and are not guarantees of

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BAM! Entertainment's future performance, as such performance is difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, those described in BAM! Entertainment's Annual Report on Form 10-K for the year ended June 30, 2003, which is filed with the U.S. Securities and Exchange Commission. Readers of this release are referred to this filing. BAM! Entertainment does not intend to update any of these forward-looking statements after the date of this release.

BAM! Entertainment, BAM! and BAM!4 are trademarks of BAM! Entertainment, Inc. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Nintendo GameCube is a trademark of Nintendo of America, Inc. Nintendo and Game Boy Advance are trademarks of Nintendo. Xbox is a trademark of Microsoft Corporation. All other trademarks are the property of their respective owners.



                                       ###

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BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                         -------------------------
                                                                           2003              2002
                                                                         --------         --------
Net revenues ....................................................        $  1,363         $  8,740
Costs and expenses:
  Cost of revenues
    Cost of goods sold ..........................................             633            4,437
    Royalties, software costs, and license costs ................             681            4,196
    Project abandonment costs ...................................             105            1,927
                                                                         --------         --------
    Total cost of revenues ......................................           1,419           10,560
  Research and development (exclusive of amortization of deferred
    stock compensation) .........................................             538            1,293
  Sales and marketing (exclusive of amortization of deferred
    stock compensation) .........................................             182            2,860
  General and administrative (exclusive of amortization of
    deferred stock compensation) ................................           1,260            2,040
  Amortization of deferred stock compensation* ..................              73              161
  Litigation settlement .........................................            (650)              --
  Restructuring costs ...........................................             176               --
                                                                         --------         --------
      Total costs and expenses ..................................           2,998           16,914
                                                                         --------         --------
Loss from operations ............................................          (1,635)          (8,174)
  Interest income ...............................................               1               64
  Interest expense ..............................................             (28)            (268)
  Other expense .................................................              (3)             (43)
                                                                         --------         --------
Net loss ........................................................        $ (1,665)        $ (8,421)
                                                                         ========         ========

Net loss per share:
  Basic and diluted .............................................        $  (0.11)        $  (0.58)
                                                                         ========         ========

Shares used in computation:
  Basic and diluted .............................................          14,723           14,595
                                                                         ========         ========

*Amortization of deferred stock compensation:
  Research and development ......................................        $      1         $     13
  Sales and marketing ...........................................               1                9
  General and administrative ....................................              71              139
                                                                         --------         --------
Total amortization of deferred stock compensation ...............        $     73         $    161
                                                                         ========         ========


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BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(AMOUNTS IN THOUSANDS)
(UNAUDITED)


                                                                SEPTEMBER 30,        JUNE 30,
                                                                    2003              2003
                                                                ------------         --------
ASSETS
Current assets:
  Cash and cash equivalents ............................        $        617         $  1,068
  Accounts receivable, net of allowance of $2,392 as of
    September 30, 2003 and $2,722 as of June 30, 2003 ..                 557              539
  Inventories ..........................................                 734              961
  Prepaid royalties ....................................                 993            1,067
  Prepaid expenses and other ...........................               2,535            1,036
                                                                ------------         --------
      Total current assets .............................               5,436            4,671
Capitalized software and licensed assets, net ..........               4,852            4,138
Property and equipment, net ............................                 502              597
Long-term receivable, net of allowance of $1,627 as of
    September 30, 2003 and $1,627 as of June 30, 2003 ..                  --               --
Other assets ...........................................                 104               54
                                                                ------------         --------
Total assets ...........................................        $     10,894         $  9,460
                                                                ============         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade .............................        $      3,726         $  3,199
  Short-term borrowings ................................               1,745               --
  Royalties payable ....................................                 624            1,242
  Loan from director ...................................                 250               --
  Obligations under capital leases - short-term portion                   27               27
  Accrued compensation and related benefits ............                 652              785
  Accrued software costs ...............................                 368              128
  Accrued expenses - other .............................               1,327              793
                                                                ------------         --------
      Total current liabilities ........................               8,719            6,174
Obligations under capital leases - long-term portion ...                  19               26
Funds held in escrow for a future stockholder investment                 503               --
Stockholders' equity:
  Common stock $0.001 par value; shares authorized;
    100,000,000; shares issued and outstanding:
    14,814,040 and 14,678,290 as of September 30, 2003
    and June 30, 2003, respectively ....................                  15               15
  Additional paid-in capital ...........................              63,049           62,986
  Deferred stock compensation ..........................                (125)            (245)
  Accumulated deficit ..................................             (61,476)         (59,811)
  Accumulated other comprehensive income ...............                 190              315
                                                                ------------         --------
      Total stockholders' equity .......................               1,653            3,260
                                                                ------------         --------
Total liabilities and stockholders' equity .............        $     10,894         $  9,460
                                                                ============         ========



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BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
QUARTERLY FACT SHEET
(DOLLARS IN THOUSANDS)
(UNAUDITED)


                                                          PERCENTAGE
                                                        OF SALES FOR THE
                                  THREE MONTHS            THREE MONTHS
                                     ENDED                   ENDED
                                  SEPTEMBER 30,           SEPTEMBER 30,
                              2003           2002             2003
                            ------        -------       ----------------
Geographic sales mix
  North America ......      $  479        $ 7,289             35.1%
  International ......         884          1,451             64.9
                            ------        -------           ------

Total net revenues....      $1,363        $ 8,740            100.0%
                            ======        =======           ======

Platform revenue mix
  PlayStation 2 ......      $  496        $ 2,916             36.4%
  GameCube ...........          45            125              3.3
  Xbox ...............          49          3,275              3.6
  Gameboy Advance ....         676          1,531             49.6
  Gameboy Color ......          --            283               --
  N64 ................          --            (38)              --
  Personal Computer             20            259              1.5
  PlayStation 1 ......          77            389              5.6
                            ------        -------           ------
Total net revenues....      $1,363        $ 8,740            100.0%
                            ======        =======           ======